UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2023

UNITED NATURAL FOODS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15723 (Commission File Number)	05-0376157 (IRS Employer Identification No.)

313 Iron Horse Way, Providence, RI 02908
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (401) 528-8634

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	UNFI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

On September 25, 2023, United Natural Foods, Inc., a Delaware corporation (the “Company”), entered into a cooperation agreement (the “Cooperation Agreement”) with JCP Investment Partnership, LP, a Texas limited partnership, JCP Investment Partners, LP, a Texas limited partnership, JCP Investment Holdings, LLC, a Texas limited liability company, JCP Investment Management, LLC, a Texas limited liability company, and James C. Pappas (collectively, “JCP”).

Pursuant to the Cooperation Agreement, effective September 28, 2023, the Company’s board of directors (the “Board”) agreed to increase the size of the Board by three (3) and appoint three new directors as members of the Board to fill the vacancies created by such increase in the size of the Board, with an initial term expiring at the Company’s Annual Meeting of Stockholders expected to be held in the Company’s fiscal year 2024 (the “2024 Annual Meeting”). The Board appointed James C. Pappas (the “Investor Designee”), Lynn Blake, and James Loree (the “New Independent Directors,” and together with the Investor Designee, the “New Directors”) effective September 28, 2023.

Pursuant to the Cooperation Agreement, effective one (1) Business Day (as defined in the Cooperation Agreement) following the Board’s regularly scheduled meeting in November, the Board shall appoint the Investor Designee to each of the Nominating and Governance Committee (the “Nominating Committee”) and Compensation Committee of the Board.

The Cooperation Agreement provides for certain director replacement rights with respect to the Investor Designee during the Cooperation Period (as defined below), pursuant to which the Company and JCP will cooperate in good faith to identify mutually acceptable substitutes to the extent the Investor Designee is unable or unwilling to serve, resigns, is removed, or ceases to serve as a director for any reason. JCP’s rights in connection with identifying such replacement director are subject to JCP holding a Net Long Position (as defined in Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or having economic exposure to, at least the lesser of (i) 0.50% of the Company’s then-outstanding common stock and (ii) 293,004 shares of the Company’s common stock.

Under the terms of the Cooperation Agreement, JCP has agreed to abide by certain customary standstill restrictions (subject to certain exceptions relating to private communications to the Company and actions taken solely in the Investor Designee’s capacity as a director, among others) until the earlier of (a) thirty (30) calendar days prior to the notice deadline under the Company’s Fifth Amended and Restated Bylaws (as may be amended from time to time, the “Bylaws”) for the nomination of non-proxy access director candidates for election to the Board at the Company’s Annual Meeting of Stockholders held in the Company’s fiscal year 2025 (the “2025 Annual Meeting”) and (b) one hundred fifty (150) days prior to the first anniversary of the 2024 Annual Meeting (collectively, the “2025 Advance Notice Window”); provided that the conclusion of the Cooperation Period shall be extended until the earlier of (x) thirty (30) calendar days prior to the notice deadline under the Bylaws for the nomination of non-proxy access director candidates for election to the Board at the Company’s Annual Meeting of Stockholders held in the Company’s fiscal year 2026 and (y) one hundred fifty (150) days prior to the first anniversary of the 2025 Annual Meeting if the Company determines to and irrevocably offers to re-nominate the Investor Designee for election at the 2025 Annual Meeting (it being understood that the Company shall notify the Investor Designee in writing at least ten (10) calendar days prior to the opening of the 2025 Advance Notice Window that the Board determines to re-nominate the Investor Designee for election at the 2025 Annual Meeting) (such period, the “Cooperation Period”).

During the Cooperation Period, JCP will not, among other things, (A) engage in transactions resulting in JCP’s beneficial ownership or Net Long Position exceeding 9.9% of the Company’s common stock, (B) seek any additional representation on the Board, (C) make any request for stock list materials or other books and records of the Company, (D) engage in any solicitation of proxies, or (E) make certain proposals relating to extraordinary transactions publicly or in a manner that would require public disclosure. The Cooperation Agreement provides that the standstill restrictions will terminate automatically upon certain events, including, among other things, the Company’s material breach of the Cooperation Agreement (subject to a cure period) or any entry by the Company into certain change of control and other extraordinary transactions.

Pursuant to the Cooperation Agreement, JCP agreed to certain customary voting commitments (subject to certain exceptions) and the parties agreed to a customary mutual non-disparagement provision.

To enable the appointment of the New Directors, effective September 28, 2023, the Company has initially expanded the size of the Board from eleven (11) to fourteen (14) members, creating three (3) vacancies. Following the conclusion of the 2024 Annual Meeting, the size of the Board will be reduced to eleven (11). Pursuant to the Cooperation Agreement, each of the New Directors will be nominated by the Board to stand for election at the 2024 Annual Meeting and the Company has agreed that, from the closing of the 2024 Annual Meeting until the expiration of the Cooperation Period, the size of the Board will be no greater than eleven (11) members, except as may be changed with JCP’s prior written consent (such consent to not be unreasonably withheld, delayed or conditioned).

The foregoing description of the Cooperation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Cooperation Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 is incorporated herein by reference.

The New Directors were appointed to the Board, effective September 28, 2023. The Board, taking into consideration a recommendation from its Nominating Committee, has affirmatively determined that each of the New Directors is “independent” under the rules of The New York Stock Exchange, the regulations of the U.S. Securities and Exchange Commission (the “SEC”), and the Company’s Corporate Governance Principles. A copy of the press release, which includes certain biographical information of the New Directors, is furnished as Exhibit 99.1 and incorporated herein by reference.

Each of the New Directors will receive a pro rata amount of the standard non-employee director compensation ($105,000 Board Member annual cash retainer and $170,000 Board member annual equity retainer) to match his or her service period for the remainder of fiscal 2024 and the standard compensation for independent directors thereafter. A description of the compensatory arrangements for non-employee directors is included in the Company’s proxy statement on Schedule 14A for the Company’s Annual Meeting of Stockholders held in the Company’s fiscal year 2023, which was filed with the SEC on November 22, 2022.

There is no arrangement or understanding between any of the New Directors and any other person pursuant to which any of the New Directors will serve as a director other than with respect to the matters referred to in Item 1.01. At this time, there is no transaction in which any of the New Directors has or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Exchange Act.

Item 7.01 Regulation FD Disclosure.

On September 26, 2023, the Company issued a press release announcing the changes to the Board, the entry into the Cooperation Agreement, and related matters. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

As provided in General Instruction B.2 of Form 8-K, Exhibit 99.1 and the information contained in this Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, nor shall they be deemed to be incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.1
Cooperation Agreement, dated as of September 25, 2023, by and among JCP Investment Partnership, LP, a Texas limited partnership, JCP Investment Partners, LP, a Texas limited partnership, JCP Investment Holdings, LLC, a Texas limited liability company, JCP Investment Management, LLC, a Texas limited liability company, and James C. Pappas, and United Natural Foods, Inc., a Delaware corporation

99.1	Press Release, dated September 26, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Natural Foods, Inc. (Registrant)

By:	/s/ Mahrukh Hussain
Name:	Mahrukh Hussain
Title:	General Counsel and Corporate Secretary

Date:    September 26, 2023